As filed with the Securities and Exchange Commission on April 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFEMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0238453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

236 Fifth Avenue, Suite 400 New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

LIFEMD, INC. THIRD AMENDED AND RESTATED 2020 EQUITY AND INCENTIVE PLAN

CERTAIN EMPLOYEE AGREEMENTS

(Full title of the plan)

Justin Schreiber

236 Fifth Avenue, Suite 400

New York, NY 10001

(866) 351-5907

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cam Hoang

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, Minnesota 55402

(612) 492-6109

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by LifeMD, Inc. (the “Company” or the “Registrant”) to register 150,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for issuance pursuant to the Company’s Third Amended and Restated Equity and Incentive Plan (the “Plan”).

In addition, this Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of 867,667 shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted” or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that were issued to certain of our employees, executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issued to the selling stockholders pursuant to equity awards, including restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement with regard to the 150,000 shares of Common Stock to be issued pursuant to the Plan is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

PROSPECTUS

867,667 Shares of Common Stock Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 867,667 shares of common stock, par value $0.01 per share, of LifeMD, Inc., a Delaware corporation (“Common Stock”), which are issuable to each Selling Stockholder pursuant to awards granted by the Company to the Selling Stockholders under (i) certain agreements and arrangements with executive officers, consultants and employees of LifeMD, Inc. (the “Employee Agreements”) or (ii) the Company’s Third Amended and Restated Equity and Incentive Plan (the “Plan”).

We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our employees and consultants, and certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” on page 9 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that were issued pursuant to restricted stock units granted to Selling Stockholders are “restricted securities” or “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on Nasdaq under the symbol “LFMD.” On March 31, 2026, the closing price of our Common Stock was $3.61.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 2 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is April 1, 2026.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this Reoffer Prospectus, the terms “LifeMD,” the “Company,” “we,” “our” and “us” refer to LifeMD, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.lifemd.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026;

(2)	The Company’s Current Reports on Form 8-K, filed on January 6, 2026 and March 18, 2026; and

(3)	the description of our Common Stock contained in the our Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Corporate Secretary

236 Fifth Avenue, Suite 400

New York, New York 10001

(866) 351-5907

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Reoffer Prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Reoffer Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

●	changes in the market acceptance of our products;
●	the impact of competitive products and pricing;
●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;
●	our ability to maintain and develop relationships with customers and suppliers;
●	our ability to respond to new technological developments quickly and effectively, including applications and risks of artificial intelligence (“AI”);
●	Our ability to prevent, detect and remediate cybersecurity incidents;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
●	our ability to successfully acquire, develop or commercialize new products and equipment;
●	our ability to collaborate successfully with other businesses and to integrate acquired businesses or new brands;
●	supply chain constraints or difficulties;
●	legal proceedings and litigation, which are costly to defend and could materially harm our business and results of operations;
●	current and potential material weaknesses in our internal control over financial reporting;
●	our need to raise additional funds in the future;
●	our ability to successfully recruit and retain qualified personnel;
●	the impact of industry regulation, including regulation of compounded medications, privacy and digital healthcare;
●	general economic and business conditions, including inflation, slower growth or recession;
●	changes in political or regulatory conditions in the markets in which we operate; and
●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Reoffer Prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this Reoffer Prospectus or to conform these statements to actual results or revised expectations.

You should read this Reoffer Prospectus, the documents that incorporated by reference herein, and the documents we have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the registration statement and the other reports we file with the Commission, as described above under the heading “Incorporation of Certain Information by Reference,” at the Commission’s website at www.sec.gov.

Overview

LifeMD is a patient-centric, direct-to-patient healthcare company providing a high-quality, cost-effective, and convenient way for patients to access virtual medical care and pharmacy services. We believe the traditional healthcare model requiring patients to visit a physician’s office, travel to a retail pharmacy, and return for follow-up appointments or prescription refills is complex, inefficient, and costly which can discourage individuals from seeking necessary medical care and medications. At the same time, the United States (“U.S.”) continues to experience shortages in primary care key specialty areas.

Through our vertically integrated care model, we combine proprietary technology, affiliated clinical services, pharmacy infrastructure, and artificial intelligence (“AI”)-enabled operational systems to deliver longitudinal care at scale. Our mission is to empower individuals to live healthier lives by expanding access to high-quality virtual and in-home healthcare services. We believe our success is driven by an exceptional patient experience, our affiliated medical group comprised of high-quality and dedicated providers, and our vertically integrated care platform.

LifeMD has developed a proprietary, fully integrated telehealth and pharmacy platform designed to support diagnosis, treatment, prescription fulfillment, and ongoing care management within a unified ecosystem. We believe this vertical integration differentiates LifeMD from point-solution telehealth providers and enables us to deliver more cohesive patient experiences for patients electing to utilize our affiliated pharmacy while maintaining clinical rigor and operational efficiency.

Our telehealth technology platform is continually optimized to serve more patients, and this flexible infrastructure can be repurposed for a variety of existing or future telehealth offerings. Further, this platform allows for rapid development and the scale up of new telehealth offerings as we identify attractive opportunities. Our platform integrates core capabilities, including:

●	A 50-state affiliated provider network;
●	A nationwide pharmacy network;
●	A wholly-owned commercial pharmacy;
●	Nationwide laboratory and diagnostic integrations;
●	A fully integrated patient care center;
●	A direct-to-patient marketing infrastructure for acquisition and retention; and
●	AI-enabled clinical and operational technologies.

Through our desktop and mobile applications, patients move seamlessly from onboarding and consultation to prescription fulfillment and longitudinal care. We continue to augment our platform with new features selected to better serve our patients.

The mailing address of our principal executive office is located at 236 Fifth Avenue, Suite 400, New York, New York 10001, and can be reached by telephone at (866) 351-5907.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 867,667 shares of Common Stock issued to each Selling Stockholder pursuant to restricted stock units granted by the Company to the Selling Stockholder under the Plan or the Employee Agreements. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described below and under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of our Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of March 18, 2026 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o LifeMD, Inc., 236 Fifth Avenue, Suite 400, New York, New York 10001.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

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Selling Stockholder	Shares of Common Stock Owned Before Resale (1)	Percentage of Common Stock Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering (1)	Shares of Common Stock Owned After Resale (2)	Percentage of Common Stock Owned After Resale (2)(3)
Dr. Joan LaRovere, M.D.	122,185	*	37,500	84,685	*
Eric Yecies	388,900	*	68,750	320,150	*
Marc Benathen	426,554	*	162,000	264,554	*
Nicholas Alvarez	605,000	1.3%	100,000	505,000	1.1%
Shayna Webb Dray	215,000	*	83,000	132,000	*
Stefan Galluppi	1,755,249	3.7%	30,000	1,725,249	3.6%
John Leone	80,970	*	15,000	65,970	*
Dominque Coraccio	9,311	*	3,000	6,311	*
Dennis Wijnker	215,000	*	60,000	155,000	*
Jason Bae	186,000	*	85,000	101,000	*
Max Ryan	8,750	*	7,500	1,250	*
Dylan Wheeler	7,500	*	3,000	4,500	*
Bradley Rumack	24,000	*	1,000	23,000	*
Shane Biffar	65,000	*	25,000	40,000	*
William Febbo	450,000	1.0%	37,500	412,500	*
Adam Womack	39,833	*	16,667	23,166	*
Dr. Calum MacRae, M.D. Ph.D.	16,500	*	16,500	-	*
Jessica Friedeman	205,000	*	100,000	105,000	*
Megan Stevenson	45,000	*	10,000	35,000	*
Naveen Bhatia	362,849	*	6,250	356,599	*

*	Less than 1%

(1)	Includes shares of Common Stock owned or issuable on option exercise and vesting of stock awards to the person as of the Determination Date.

(2)	Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(3)	Percentages are based on the 47,344,667 shares of Common Stock outstanding as of the Determination Date.

Other Material Relationships with the Selling Stockholders

Nicholas Alvarez, Marc Benathen, Shane Biffar, Jessica Friedeman, Stefan Galluppi, Shayna Webb Dray, Dennis Wijnker and Eric Yecies are current or former executive officers of the Company. Naveen Bhatia, William Febbo, Dr. Joan LaRovere, M.D. and Dr. Calum MacRae, M.D., Ph.D. are current or former directors of the Company. Mr. Bhatia and Mr. Febbo are also consultants of the Company. The rest of the Selling Stockholders are non-executive employees.

Director Relationships

Febbo Director Agreement and Consulting Agreement

On May 30, 2023, the Company and Mr. Febbo entered into a consulting services agreement, pursuant to which Mr. Febbo agreed to provide certain investor relations and strategic business development services, in consideration for 375,000 restricted shares of common stock, which vested in quarterly installments from August 30, 2023 through November 30, 2024.

On June 20, 2023, the Company and Mr. Febbo entered into a director agreement, whereby, as compensation for his services as a member of the Board, Mr. Febbo received: (i) a grant of 75,000 restricted shares of common stock, with 37,500 restricted shares vesting immediately and 37,500 restricted shares vesting on June 20, 2025, and (ii) a stock option to purchase 37,500 shares of common stock, vesting on June 20, 2025.

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LaRovere Director Agreement

On February 9, 2023, the Company and Dr. LaRovere entered into a director agreement, whereby, as compensation for her services as a member of the Board, Dr. LaRovere received: (i) 75,000 restricted shares, with 37,500 restricted shares that vested immediately and 37,500 restricted shares vesting on February 9, 2025, and (ii) options to purchase 37,500 shares of common stock, vesting on February 9, 2025.

On January 20, 2024, the Company and Dr. LaRovere entered into a first amendment to the director agreement, wherein the director fees were increased to $7,000 per quarter.

On December 20, 2024, the Company and Dr. LaRovere entered into a second amendment to the director agreement, wherein the director fees were increased to $15,000 per quarter, and in further consideration of Dr. LaRovere’s long-time active participation in the Board’s medical advisory and product advisory committees, Dr. LaRovere received a one-time award of 9,685 restricted shares, vesting immediately upon execution of the agreement.

MacRae Director Agreement

On April 26, 2024, the Company and Dr. MacRae entered into a director agreement, whereby, as compensation for his services as a member of the Board, Dr. MacRae will receive three grants, totaling 50,000 restricted shares of common stock, with a grant of 16,500 restricted shares on April 26, 2024 vesting on April 26, 2025, a grant of 16,500 restricted shares on April 26, 2025 vesting on April 26, 2026 and a grant of 17,000 restricted shares on April 26, 2026 vesting on April 26, 2027.

Employment Relationships

Galluppi Employment Agreement

On March 18, 2019, Mr. Galluppi, the Chief Innovation Officer, entered into an Employment Agreement (the “Galluppi Employment Agreement”) with the Company. The Galluppi Employment Agreement is for an indefinite term and may be terminated with or without cause. Mr. Galluppi received a salary of $120,000 per year.

On April 1, 2020, Mr. Galluppi and the Company entered into the first amendment to the Galluppi Employment Agreement, wherein Mr. Galluppi’s salary was raised to $180,000 per year.

On November 15, 2021, Mr. Galluppi and the Company entered into the second amendment to the Galluppi Employment Agreement (the “Galluppi Second Amendment”). Pursuant to the Galluppi Second Amendment, Mr. Galluppi received an annual base salary of $300,000 and is eligible to earn a performance bonus with a target amount of $100,000.

On December 28, 2021, Mr. Galluppi and the Company entered into the third amendment to the Galluppi Employment Agreement, wherein Mr. Galluppi’s title was changed to Chief Innovation and Marketing Officer.

On October 12, 2023, Mr. Galluppi and the Company entered into the fourth amendment to the Galluppi Employment Agreement (the “Galluppi Fourth Amendment”). Mr. Galluppi received the following awards pursuant to the Galluppi Fourth Amendment: (i) 90,000 restricted shares of common stock, with 30,000 restricted shares vesting on January 1, 2024 and 60,000 restricted shares vesting on January 1, 2025; (ii) 60,000 restricted shares of common stock vesting based on personal performance over a two-year performance period; and (iii) a conditional grant of 150,000 shares of common stock, to be granted no later than October 12, 2024, subject to the availability of shares under the 2020 Plan and subject to Mr. Galluppi having not been previously been terminated by the Company.

Benathen Employment Agreement

On February 4, 2021, Marc Benathen, the Chief Financial Officer, entered into an employment agreement (the “Benathen Employment Agreement”) with the Company. The Benathen Employment Agreement is for an indefinite term and may be terminated with or without cause. To induce Mr. Benathen to enter into the Benathen Employment Agreement, Mr. Benathen was granted a signing bonus of 15,000 restricted stock units. In addition to the restricted stock units, Mr. Benathen received stock options to purchase up to 200,000 shares of Common Stock.

On January 27, 2022, the Company and Mr. Benathen entered into the first amendment to the Benathen Employment Agreement (the “First Amendment to the Benathen Employment Agreement”), pursuant to which the Company granted Mr. Benathen a long-term incentive award of 75,000 restricted stock units, with 25,000 units vesting on the grant date and the first and second anniversaries of the grant date, and 250,000 performance shares. The performance share units vest upon the achievement of: (1) key revenue and EBITDA milestones and (2) share price appreciation milestones throughout a five-year performance period.

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On July 11, 2023, the Company and Mr. Benathen entered into the second amendment to the Benathen Employment Agreement. In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Benathen Employment Agreement, and 250,000 performance share units, which were granted pursuant to the First Amendment to the Benathen Employment Agreement, Mr. Benathen received the following awards: (i) 125,000 restricted shares of Common Stock, with 50,000 restricted shares of Common Stock vesting on January 1, 2024; and 75,000 restricted shares vesting on January 1, 2025; (ii) 261,250 restricted shares of Common Stock vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a four-year performance period; and (iii) 150,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period. In addition, vesting accelerated immediately on 25,000 restricted stock units previously granted to Mr. Benathen under the First Amendment to the Benathen Employment Agreement.

On March 16, 2026, in connection with his resignation from the Chief Financial Officer role, the Company and Mr. Benathen entered into a Resignation & Transition Services Agreement, pursuant to which Mr. Benathen agreed to provide transition advisory services to the Company for six to twelve months after his employment ends, and he will receive a service fee of $38,117 a month. Mr. Benathen forfeited restricted stock units that remain unvested as of March 31, 2026, and subject to the Company’s Incentive Compensation Recovery Policy, will retain all restricted stock units vested prior to that date.

Yecies Employment Agreement

On November 20, 2020, Eric Yecies, the Chief Legal Officer and General Counsel, entered into an Employment Agreement (the “Yecies Employment Agreement”) with the Company. The Yecies Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Yecies Employment Agreement, Mr. Yecies is entitled to receive a stock option to purchase up to 200,000 shares of Common Stock.

On January 27, 2022, the Company and Mr. Yecies entered into the first amendment to the Yecies Employment Agreement (the “First Amendment to the Yecies Employment Agreement”), pursuant to which the Company granted Mr. Yecies a long-term incentive award of 37,500 restricted stock units, with 12,500 units vesting on the grant date and the first and second anniversaries of the grant date, and 105,000 performance share units. The performance share units vest upon the achievement of: (1) key revenue and EBITDA milestones and (2) share price appreciation milestones throughout a five-year performance period.

On June 15, 2023, the Company and Mr. Yecies entered into the second amendment to the Yecies Employment Agreement (the “Second Amendment to the Yecies Employment Agreement”). In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Yecies Employment Agreement, and 105,000 performance share units, which were granted pursuant to the First Amendment to the Yecies Employment Agreement, Mr. Yecies received the following awards: (i) 150,000 restricted shares of Common Stock, with 12,500 restricted shares of Common Stock immediately vesting on the effective date of the Second Amendment to the Yecies Employment Agreement; 37,500 restricted shares of Common Stock vesting on November 20, 2023; and 100,000 restricted shares of Common Stock vesting on January 1, 2024; (ii) 150,000 restricted shares of Common Stock vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a four-year performance period; and (iii) 75,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period.

Upon termination of Mr. Yecies without cause, the Company shall pay or provide to Mr. Yecies severance pay equal to his then current monthly base salary for four months from the date of termination, during which time Mr. Yecies shall continue to receive all employee benefits and employee benefit plans as described in the Yecies Employment Agreement.

Friedeman Employment Agreement

On January 3, 2023, Jessica Friedeman, the Chief Marketing Officer, entered into an Employment Agreement (the “Friedeman Employment Agreement”) with the Company. The Friedeman Employment Agreement is for an indefinite term and may be terminated with or without cause. Ms. Friedeman received the following awards pursuant to the Friedeman Employment Agreement: (i) 50,000 restricted shares of Common Stock vesting on January 3, 2024; (ii) 50,000 restricted shares of Common Stock vesting on January 3, 2025; (iii) 50,000 restricted shares vesting on January 3, 2026; and (iv) 150,000 restricted shares vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a three-year performance period.

Alvarez Employment Agreement

On December 8, 2020, the Company entered into an Amended and Restated Employment Agreement (the “Amended Alvarez Employment Agreement”) with its Chief Acquisition Officer, Nicholas Alvarez, amending and restating in its entirety the employment agreement between the Company and Alvarez, dated July 26, 2018. Pursuant to the Amended Alvarez Employment Agreement, Mr. Alvarez was granted options to purchase up to 200,000 shares of Common Stock.

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Additionally, pursuant to the Amended Alvarez Employment Agreement, Mr. Alvarez is eligible to receive up to 300,000 restricted stock units of Common Stock, subject to the Company’s Telemedicine Brands (as defined in the Amended Alvarez Employment Agreement) achieving certain revenue milestones in accordance with the Amended Alvarez Employment Agreement. The restricted stock units, if, and to the extent issued, will vest upon the earlier of a Change of Control (as defined in the Amended Alvarez Employment Agreement) or December 8, 2023.

On July 26, 2023, Mr. Alvarez entered into an Amended and Restated First Amendment to the Amended and Restated Alvarez Employment Agreement with the Company. In exchange for the cancellation of stock options exercisable for 200,000 shares of Common Stock, which were granted pursuant to the Amended Alvarez Employment Agreement, and restructuring of the milestones and vesting of 300,000 restricted stock units of Common Stock, which were granted pursuant to the Amended Alvarez Employment Agreement, Mr. Alvarez still received the following awards pursuant to the First Amendment to the Amended and Restated Alvarez Employment Agreement dated July 19, 2021: (i) 150,000 restricted shares of Common Stock, with 25,000 restricted shares of Common Stock vesting on the effective date of the First Amendment to the Amended and Restated Alvarez Employment Agreement, 50,000 restricted shares of Common Stock vesting on January 1, 2024 and 75,000 restricted shares of Common Stock vesting on January 1, 2025; (ii) 150,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period; and (iii) restructuring of the milestones and vesting of 300,000 restricted stock units previously granted under the Amended Alvarez Employment Agreement to include key revenue and EBITDA milestones.

Upon termination by the Company of Mr. Alvarez without Good Cause (as defined in the Amended Alvarez Employment Agreement), or by Mr. Alvarez for Good Reason (as defined in the Amended Alvarez Employment Agreement), on the six-month anniversary of such termination (the “Six-Month Termination Anniversary”), the Company shall pay to Mr. Alvarez one lump-sum payment equal to his then current monthly base salary for the six months from the date of termination, plus a pro-rata share of any bonus earned for the year of termination. Additionally, upon such termination, Mr. Alvarez shall continue to receive all employee benefits, including if elected, the Company paying Mr. Alvarez’s COBRA premiums to continue Mr. Alvarez’s coverage, and employee benefit plans as described in the Amended Alvarez Employment Agreement for the period from the date of termination until the Six-Month Termination.

Wijnker Employment Agreement

On December 13, 2021, Dennis Wijnker, the Chief Technology Officer, entered into an Employment Agreement (the “Wijnker Employment Agreement”) with the Company. The Wijnker Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Wijnker Employment Agreement, Mr. Wijnker is entitled to receive a stock option to purchase up to 80,000 shares of Common Stock.

On August 18, 2024, Mr. Wijnker entered into a First Amendment to the Wijnker Employment Agreement with the Company. In exchange for the cancellation of stock options exercisable for 80,000 shares of Common Stock, which were granted pursuant to the Wijnker Employment Agreement, Mr. Wijnker received the following awards pursuant to the First Amendment to the Wijnker Employment Agreement: (i) 40,000 restricted shares of Common Stock vesting on January 1, 2025; (ii) 40,000 restricted shares of Common Stock vesting on January 1, 2026; (iii) 50,000 restricted shares of Common Stock vesting based on personal performance over a two-year performance period; and (iv) 75,000 restricted shares vesting upon achievement of net revenue and adjusted EBITDA margin milestones for the healthcare business over a three-year performance period.

Biffar Employment Agreement

On June 20, 2023, Shane Biffar, the Chief Compliance Officer and Deputy General Counsel, entered into an Employment Agreement (the “Biffar Employment Agreement”) with the Company. The Biffar Employment Agreement is for an indefinite term and may be terminated with or without cause. In connection with the Biffar Employment Agreement, Mr. Biffar was entitled to receive an annual base salary of $230,000, which was subsequently increased to $280,000 effective April 1, 2024. He is eligible to receive a performance bonus with a target amount of 20% of base salary, which was subsequently increased to 30% of base salary effective April 1, 2024. He also received 75,000 restricted shares of Common Stock on June 20, 2023, vesting 15,000/25,000/35,000 shares on the first, second and third anniversaries of the grant date, respectively. All of these restricted shares of Common Stock shall vest immediately and in full upon a Change in Control (as defined in the Biffar Employment Agreement). Mr. Biffar subsequently received an additional 75,000 restricted shares of Common Stock on November 25, 2024, vesting 25,000 shares on each of the first, second and third anniversaries of the grant date.

Webb Dray Employment Agreement

In connection with Shayna Webb Dray’s appointment as Chief Operating Officer of the Company, the Company and Ms. Webb Dray entered into a Third Amendment, dated July 27, 2025, to the Confidential Offer Letter between the Company and Ms. Webb Dray, dated April 14, 2021, as amended on November 8, 2023 and May 7, 2024 (as amended, the “Webb Dray Employment Agreement”), pursuant to which Ms. Webb Dray receives a base salary of $400,000. On July 27, 2025, the Company and Ms. Webb Dray also entered into a Restricted Stock Unit Award Agreement, pursuant to which she received 100,000 restricted stock units (“RSUs”), of which (i) 10,000 RSUs will vest on January 1, 2026, (ii) 20,000 RSUs will vest on January 1, 2027, (iii) 20,000 RSUs will vest on January 1, 2028, (iv) 25,000 RSUs will vest on the Company’s healthcare business achieving certain annualized EBITDA targets, on or before December 31, 2027, and (v) 25,000 RSUs will vest on the Company’s healthcare business achieving certain annualized EBITDA targets, on or before December 31, 2027.

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Consulting Relationships

On June 14, 2023, Naveen Bhatia, a former member of the Board, entered into a consulting services agreement with the Company, pursuant to which Mr. Bhatia provided certain investor relations and strategic business development services, in consideration for 225,000 restricted shares of the Company’s common stock, which vested in six-month installments from June 14, 2023 through December 31, 2024.

On January 24, 2025, Mr. Bhatia entered into another consulting services agreement with the Company, pursuant to which Mr. Bhatia provides certain strategic business development services, in consideration for 100,000 restricted shares of the Company’s common stock, of which 50,000 restricted shares vested on the execution of the agreement and 50,000 restricted shares vested on the one-year anniversary of the agreement.

Indemnification of Directors and Officers

Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each director has entered into a Director Agreement which includes indemnification provisions.

Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

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The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Dorsey & Whitney LLP will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

The financial statements as of December 31, 2025 and for the year ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Marcum, LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2024, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2024, is incorporated by reference in this Reoffer Prospectus. We have incorporated by reference our financial statements in this Reoffer Prospectus and in this Registration Statement in reliance on the reports of Marcum LLP given on their authority as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 10, 2026;

(2)	The Company’s Current Reports on Form 8-K, filed on January 6, 2026 and March 18, 2026; and

(3)	the description of our Common Stock contained in the our Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our bylaws. Each indemnification agreement provides for indemnification and advancements of certain expenses and costs relating to claims, suits or proceedings arising from their service, to the maximum extent permitted by applicable law.

Our amended certificate of incorporation provides that, to the maximum extent permitted by the DGCL, no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

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Item 7. Exemption from Registration Claimed.

The securities offered under the Resale Prospectus were issued by the Company to the Selling Stockholders did not involve any underwriters, underwriting discounts or commissions, or any public offering. The Company relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated by the SEC under the Act.

The Selling Stockholders are directors, officers and employees of the Company who have represented that they can bear the economic risk of an investment in the Common Stock for an indefinite period of time, have had an opportunity to ask questions about the offering of the Common Stock and about the Company, and understand that the investment in the Common Stock involves a high degree of risk.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Certificate of Incorporation, As Amended (incorporated by reference to Exhibit 3.1 to the Form 10-K filed with the SEC on March 11, 2024)
4.2	Bylaws of Immudyne, Inc. effective April 9, 2018 (incorporated by reference to Exhibit 3.2 to the Form 10-K filed with the SEC on March 11, 2024)
4.3	LifeMD, Inc. Third Amended and Restated 2020 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on June 18, 2024)
4.4	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 4.7 to the Form 10-K filed with the SEC on March 11, 2024)
4.5	Employment Agreement by and between the Company and Mr. Stefan Galluppi, dated March 18, 2019 (incorporated by reference to Exhibit 10.2 to the Form 10-K filed with the SEC on March 11, 2024)
4.6	First Amendment to Employment Agreement by and between Stefan Galluppi and Conversion Labs, Inc., dated April 1, 2020 (incorporated by reference to Exhibit 4.11 to the Form S-8 filed with the SEC on January 13, 2025)
4.7	Second Amendment to Employment Agreement by and between Stefan Galluppi and LifeMD, Inc., dated November 15, 2021 (incorporated by reference to Exhibit 4.12 to the Form S-8 filed with the SEC on January 13, 2025)
4.8	Third Amendment to Employment Agreement by and between Stefan Galluppi and LifeMD, Inc., dated December 28, 2021 (incorporated by reference to Exhibit 4.13 to the Form S-8 filed with the SEC on January 13, 2025)
4.9	Fourth Amendment to Employment Agreement by and between Stefan Galluppi and LifeMD, Inc., dated October 12, 2023 (incorporated by reference to Exhibit 4.14 to the Form S-8 filed with the SEC on January 13, 2025)
4.10	Employment Agreement, dated February 4, 2021, by and between the Company and Marc Benathen (incorporated by reference to Exhibit 10.48 to the Form 10-K filed with the SEC on March 11, 2024)
4.11	First Amendment dated January 27, 2022 to the Employment Agreement between Marc Benathen and LifeMD, Inc. (incorporated by reference to Exhibit 10.70 to the Form 10-K filed with the SEC on March 11, 2024)
4.12	Second Amendment dated July 11, 2023 to the Employment Agreement between Marc Benathen and LifeMD, Inc. (incorporated by reference to Exhibit 10.103 to the Form 10-K filed with the SEC on March 11, 2024)
4.13	Employment Agreement, dated November 20, 2020 by and between Conversion Labs, Inc. and Eric H. Yecies (incorporated by reference to Exhibit 10.36 to the Form 10-K filed with the SEC on March 11, 2024)
4.14	First Amendment dated January 27, 2022 to the Employment Agreement between Eric Yecies and LifeMD, Inc. (incorporated by reference to Exhibit 10.71 to the Form 10-K filed with the SEC on March 11, 2024)
4.15	Second Amendment dated June 15, 2023 to the Employment Agreement between Eric Yecies and LifeMD, Inc. (incorporated by reference to Exhibit 10.96 to the Form 10-K filed with the SEC on March 11, 2024)
4.16	Employment Agreement between Jessica Friedeman and LifeMD, Inc. dated January 3, 2023 (incorporated by reference to Exhibit 10.81 to the Form 10-K filed with the SEC on March 11, 2024)
4.17	Employment Agreement by and between the Company and Mr. Nicholas Alvarez (incorporated by reference to Exhibit 10.16 to the Form 10-K filed with the SEC on March 11, 2024)
4.18	Amended and Restated Employment Agreement, dated December 8, 2020, by and between Conversion Labs, Inc. and Nicholas Alvarez (incorporated by reference to Exhibit 10.38 to the Form 10-K filed with the SEC on March 11, 2024)
4.19	First Amendment to the Amended and Restated Employment Agreement between Nicholas Alvarez and LifeMD, Inc., dated July 19, 2021 (incorporated by reference to Exhibit 10.63 to the Form 10-K filed with the SEC on March 11, 2024)
4.20	Amended and Restated First Amendment dated July 26, 2023 to the Amended and Restated Employment Agreement between Nicholas Alvarez and LifeMD, Inc. (incorporated by reference to Exhibit 10.105 to the Form 10-K filed with the SEC on March 11, 2024)
4.21	Employment Agreement, dated December 13, 2021, between LifeMD, Inc. and Dennis Wijnker (incorporated by reference to Exhibit 10.68 to the Form 10-K filed with the SEC on March 11, 2025)

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4.22	First Amendment to the Employment Agreement, dated August 18, 2024, between Dennis Wijnker and LifeMD, Inc. (incorporated by reference to Exhibit 4.30 to the Form S-8 filed with the SEC on January 13, 2025)
4.23	Employment Agreement, dated June 20, 2023, by and between the Company and Shane Biffar (incorporated by reference to Exhibit 10.79 to the Form 10-K filed with the SEC on March 11, 2025)
4.24	Confidential Offer Letter, dated April 14, 2021 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on July 31, 2025)
4.25	First Amendment to Employment Agreement, dated November 8, 2023 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the SEC on July 31, 2025)
4.26	Second Amendment to Employment Agreement, dated May 7, 2024 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on July 31, 2025)
4.27	Third Amendment to Employment Agreement, dated July 27, 2025 between LifeMD, Inc. and Shayna Webb Dray (incorporated by reference to Exhibit 10.4 to the Form 8-K filed with the SEC on July 31, 2025)
4.28	Director Agreement, dated February 9, 2023, between LifeMD, Inc. and Joan LaRovere (incorporated by reference to Exhibit 10.84 to the Form 10-K filed with the SEC on March 11, 2024)
4.29	First Amendment to the Director Agreement, dated January 20, 2024, between Dr. Joan LaRovere and LifeMD, Inc. (incorporated by reference to Exhibit 10.52 to the Form 10-K filed with the SEC on March 11, 2025)
4.30	Second Amendment to the Director Agreement, dated December 20, 2024, between Dr. Joan LaRovere and LifeMD, Inc. (incorporated by reference to Exhibit 10.53 to the Form 10-K filed with the SEC on March 11, 2025)
4.31	Director Agreement, dated June 20, 2023, by and between the Company and William Febbo (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on June 22, 2023)
4.32	Consulting Agreement, dated May 30, 2023, by and between the Company and William Febbo (incorporated by reference to Exhibit 10.4 to the Form 8-K filed with the SEC on June 22, 2023)
4.33	Director Agreement, dated April 26, 2024, by and between the Company and Dr. Calum MacRae (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on May 2, 2024)
4.34	Consulting Services Agreement, dated June 14, 2023, by and between the Company and Naveen Bhatia
5.1*	Opinion of Dorsey & Whitney LLP
23.1*	Consent of Marcum LLP, former independent registered public accounting firm of LifeMD, Inc.
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of LifeMD, Inc.
23.3*	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1 hereto)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 1, 2026.

LIFEMD, INC.

By	/s/ Justin Schreiber
Justin Schreiber
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justin Schreiber, Atul Kavthekar, Maria Stan and Eric Yecies as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file all amendments (including, without limitation, post- effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Justin Schreiber	Chief Executive Officer and Chairman of the Board	April 1, 2026
Justin Schreiber	(Principal Executive Officer)

/s/ Atul Kavthekar	Chief Financial Officer	April 1, 2026
Atul Kavthekar	(Principal Financial Officer)

/s/ Maria Stan	Chief Accounting Officer and Controller	March 31, 2026
Maria Stan	(Principal Accounting Officer)

/s/ John R. Strawn, Jr.	Director	April 1, 2026
John R. Strawn, Jr.

/s/ Roberto Simon	Director	April 1, 2026
Roberto Simon

/s/ Joseph DiTrolio	Director	April 1, 2026
Joseph DiTrolio

/s/ Joan LaRovere	Director	April 1, 2026
Joan LaRovere

/s/ William J. Febbo	Director	April 1, 2026
William J. Febbo

/s/ Calum MacRae	Director	April 1, 2026
Calum MacRae

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